UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ON October 23, 2018, the Company entered into a Memorandum of Understanding with Satel Group, Inc. to initiate a Merger between Satel Group Inc. and the Company. www.satelsf.com.

The President of Satel Group Inc., Richard Hylen, and Chairman and CEO of Simlatus Corporation, Robert Stillwaugh has both agreed that it would be in the best interests of the shareholders to merge both companies.

Satel Group Inc., is a multi-million dollar revenue based company in telecommunication and has been in business since 2008. Based in San Francisco, Satel provides High Speed Internet, VoiSelect Digital Telephone, and DIRECTV™ for Multi-dwelling buildings including: Businesses, Apartments and Condominiums, and Residential Communities.

Simlatus will build specialized telecommunication and broadcast systems for Satel’s growing business model to expand its services. Richard Hylen will be appointed as the new CEO and Chairman of the public company as a part of the corporate actions to take place this month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2018

Simlatus Corporation

By: Robert Stillwaugh, CEO and Chairman